                                                                    Exhibit 3.14



                                                                  EXECUTION COPY

                               FIRST AMENDMENT TO
          SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                     LEPERCQ CORPORATE INCOME FUND II L.P.

                  This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF LEPERCQ CORPORATE INCOME FUND II L.P. (this "Amendment") is made and entered into effective as of June 19, 2003 by and among the entities and individuals signatory hereto.

                  A. Lepercq Corporate Income Fund II L.P., a Delaware limited partnership (the "Partnership") is governed by that certain Second Amended and Restated Agreement of Limited Partnership, dated effective as of August 27, 1998 (the "Agreement"). Unless otherwise defined, all capitalized terms used herein shall have such meaning ascribed such terms in the Agreement.

                  B. Lexington Corporate Properties Trust, a Maryland real estate investment trust ("LXP") is the sole unitholder of each of (i) Lex GP-1 Trust, a Delaware statutory trust ("Lex GP") and (ii) Lex LP-1 Trust, a Delaware statutory trust ("Lex LP"). Lex GP is the general partner of the Partnership, Lepercq Corporate Income Fund L.P., a Delaware limited partnership, and Net 3 Acquisition L.P., a Delaware limited partnership (collectively, the "Operating Partnerships"). Lex LP is the Initial Limited Partner of each of the Operating Partnerships.

                  C. As of the date hereof, LXP has completed the offer and sale (the "Offering") to the Underwriters (as defined in the Underwriting Agreement, dated as of June 10, 2003, by and among Bear, Stearns & Co. Inc., A.G. Edwards & Sons, Inc., Raymond James, Friedman Billings Ramsey, Advest, Inc., BB&T Capital Markets and Ferris, Baker Watts Incorporated, on the one hand, and LXP and the Operating Partnerships, on the other) of 3,160,000 preferred shares of beneficial interest, classified as 8.05% Series B Cumulative Redeemable Preferred Stock, par value $0.0001 per share, of LXP ("Preferred Shares"), pursuant to a prospectus supplement dated June 10, 2003 and the accompanying base prospectus dated April 10, 1998.

                  D. The Preferred Shares carry a cumulative preferred dividend and liquidation preference further described in the Articles Supplementary of LXP, dated as of June 17, 2003.

                  E. Pursuant to Section 4.2 of the Agreement, the Partnership may issue additional partnership interests to LXP and its affiliates in connection with the issuance of shares by LXP provided LXP makes a capital contribution to the Partnership of the proceeds raised in connection with such issuance.

                  F. LXP has agreed to contribute a portion of the proceeds of the Offering to the Partnership in exchange for Series B Preferred Operating Partnership Units ("Preferred OP Units") in the Partnership to be issued to an affiliate of LXP, Lex LP.

                  G. As required by Section 4.2 of the Agreement, the Preferred OP Units have designations, preferences and other rights such that the economic interests are substantially similar to the designations, preferences and other rights of the Preferred Shares, as further described and set forth in the Certificate of Designation for the Preferred OP Units attached hereto as Annex I (the "Certificate of Designation").

                  H. As of the date hereof, and pursuant to the terms of the Agreement, the parties hereto desire to amend the Agreement to reflect the issuance of 567,961 Preferred OP Units to Lex LP as well as all other changes in the ownership of Partnership Units since the date of the Agreement by amending and restating Exhibit A to the Agreement and (ii) the admission of Lex LP as a Limited Partner holding Preferred OP Units (a "Preferred Limited Partner").

                  NOW, THEREFORE, the undersigned, being desirous of effectuating the foregoing and amending the Agreement accordingly, hereby enter into this Amendment and amend the Agreement as follows:

                  1. Certificate of Designation; Preferred Limited Partner. The Agreement is hereby amended to the extent necessary to reflect that the rights, preferences and privileges of the Preferred OP Units and the Preferred Limited Partner, shall be as set forth in the Certificate of Designation which is hereby attached as Annex I to the Agreement and made a part hereof. To the extent there is a conflict between the terms of the Certificate of Designation and the terms of the Agreement, the terms of the Certificate of Designation shall control.

                  2. Exhibit A. Exhibit A to the Agreement is deleted in its entirety and replaced with Exhibit A hereto.

                  3. Miscellaneous. Except as amended hereby, the Agreement shall remain unchanged and in full force and effect.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have executed this Amendment on behalf of the Partnership in accordance with the provisions of
Section 14.1 of the Agreement as of the date first written above.

                                       GENERAL PARTNER:

                                       LEX GP-1 TRUST

                                       By: /s/ T. Wilson Eglin
                                           -------------------------------------
                                           Name:  T. Wilson Eglin
                                           Title: Vice President

                                    EXHIBIT A

                PARTNERS' CONTRIBUTIONS AND PARTNERSHIP INTERESTS

                                            Capital          Partnership       Percentage         Redemption
   Name of Partner                        Contribution          Units           Interest        Exemption Date
--------------------------------------------------------------------------------------------------------------
GENERAL PARTNER

Lex GP 1 Trust                            $         100            35411          0.64561%            N/A

LIMITED PARTNER

Lex LP 1 Trust                            $         100          3443735         62.78539%            N/A

                                                                                100% (of
Lex LP-1 Trust                            $  14,199,025           567961        Series B)             N/A

SPECIAL LIMITED PARTNERS

Douglas S. Altabef                                   --             3354          0.06115%            N/A

The LCP Group, L.P.                                  --            14914          0.27191%            N/A

Ellen C. Monk                                        --             2162          0.03941%            N/A

E. Robert Roskind                                    --            21443          0.39094%            N/A

Richard J. Rouse                                     --             8241          0.15025%            N/A

Edward C. Whiting                                    --             4605          0.08396%            N/A

PHOENIX LIMITED PARTNER                                                                            15-Jan-99

E. Robert Roskind                         G.P. interest           175306          3.19614%

The E. Robert Roskind Family, L.P.                                 40000          0.72927%

                                             (Units
WARREN LIMITED PARTNERS                   Contributed)                                             1-Sep-99

AGR Trust                                             2             6672          0.12164%

Ambrose, Joseph D.                                    1             3336          0.06082%

Ambrose, Joseph D. III                                1             3336          0.06082%

Angell, E. Joe                                        1             3336          0.06082%

Baghramian, Michael M. & Carol                        1             3336          0.06082%

Bain, Frank L.(Jr.) & Linda C.                        1             3336          0.06082%

Bancroft, Toby O. Jr.                                 1             3336          0.06082%

Barnett, Paul                                       0.5             1668          0.03041%

Bartlett, June F.                                     1             3336          0.06082%

Becker, Karl E.                                     0.5             1668          0.03041%

                PARTNERS' CONTRIBUTIONS AND PARTNERSHIP INTERESTS

                                            Capital          Partnership       Percentage         Redemption
   Name of Partner                        Contribution          Units           Interest        Exemption Date
--------------------------------------------------------------------------------------------------------------
Berg, Michael P. & Virginia I.                        1             3336          0.06082%

Berger, Milton                                        1             3336          0.06082%

Berman, Michael L.                                    1             3336          0.06082%

Bickett, Walter C. & Patricia B.                      1             3336          0.06082%

Birdsall, John H. Revocable Intervivos

Trust                                                 1             3336          0.06082%

Bolliger, Theodore T.                               0.5             1668          0.03041%

Bond, John L.                                         1             3336          0.06082%

Botsai, Elmer E.                                    0.5             1668          0.03041%

Boyd, John & Sylvia                                   1             3336          0.06082%

Breen, James J.                                       1             3336          0.06082%

Brenner, William I.                                   1             3336          0.06082%

Broback, John K. & Nancy                              1             3336          0.06082%

Burnett, Ed                                           1             3336          0.06082%

Carpenter, David R.                                 0.5             1668          0.03041%

Chambers, Richard O.                                  1             3336          0.06082%

Chen, Howard H.                                       1             3336          0.06082%

Chen, Wen Long & Chun Hwa                           0.5             1668          0.03041%

Cherin, Harris A.                                   0.5             1668          0.03041%

Chinn, Aaron                                          1             3336          0.06082%

Clark, William R. & Janice R.                         1             3336          0.06082%

Coberly (Joseph E. Jr.)Revocable Trust                1             3336          0.06082%

Cooper, George M.                                   0.5             1668          0.03041%

Croft (Nelda J.) Trust dtd 6/2/89                     1             3336          0.06082%

Crow, Frank (Jr.) & Gertrude                        0.5             1668          0.03041%

Cuneo, Joseph J.                                      1             3336          0.06082%

Dafcik (William V.) Trust                             1             3336          0.06082%

Dash, Jay                                             1             3336          0.06082%

                PARTNERS' CONTRIBUTIONS AND PARTNERSHIP INTERESTS

                                            Capital          Partnership       Percentage         Redemption
   Name of Partner                        Contribution          Units           Interest        Exemption Date
--------------------------------------------------------------------------------------------------------------
Davis, Phyllis B.                                     1             3336          0.06082%

DeLapp, Phyllis B.                                    1             3336          0.06082%

Diles, Paul                                                         3336          0.06082%

DMK Trust                                             1             3336          0.06082%

Dorman, Malcolm J.                                  0.5             1668          0.03041%

Dunn, Lloyd F.                                        1             3336          0.06082%

Eagleson, James S. & Elree F.                         1             3336          0.06082%

Edelman (Alan) Trust                                  1             3336          0.06082%

Ehland, Elizabeth                                 0.333             1111          0.02026%

Eleuterio, Herbert                                    1             3336          0.06082%

Endsley, (Fred S. Jr.) Ins. Trust                     1             3336          0.06082%

Evans, Robert L. & Jewell V.                          1             3336          0.06082%

Everett, Billy T. & Betty J.                          1             3336          0.06082%

Fogarty, Patrick J.                                   1             3336          0.06082%

Fogelson, Jeffery P. & Janet                          1             3336          0.06082%

Fout, James E.                                      0.5             1668          0.03041%

Fouts, John B. & Susan                                1             3336          0.06082%

Fox, Jerrold & Miriam                                 1             3336          0.06082%

Frandsen (James S.) Trust u/a/d 5/7/90                1             3336          0.06082%

Gibbins, Peggie                                       1             3336          0.06082%

Girod, Rene M.                                        1             3336          0.06082%

Gold, Ronald A.                                       1             3336          0.06082%

Goldfinger, David A. Trust                            1             3336          0.06082%

Gosseen, Robert I. & Francine A.                      1             3336          0.06082%

The LCP Group                                         1             3336          0.06082%

Grimes, Daphne B.                                     1             3336          0.06082%

Grossman, Kenneth S.                                  1             3336          0.06082%

                PARTNERS' CONTRIBUTIONS AND PARTNERSHIP INTERESTS

                                            Capital          Partnership       Percentage         Redemption
   Name of Partner                        Contribution          Units           Interest        Exemption Date
--------------------------------------------------------------------------------------------------------------
Habermann, James H. & Helen A.                        1             3336          0.06082%

Hallisey, Michael J. & Elizabeth                      1             3336          0.06082%

Hamada, Frank K.                                    0.5             1668          0.03041%

Hanger, Robert T.                                     1             3336          0.06082%

Hendler, Albert I.                                    1             3336          0.06082%

Henry, Drexwell & Henry                               4            13343          0.24327%

Hilb, Justin M.                                       1             3336          0.06082%

HMSP Realty Co.                                       1             3336          0.06082%

Houston, Robert A.                                    1             3336          0.06082%

Hundahl (John C.) Trust                               1             3336          0.06082%

Hyde, Dolores                                       0.5             1668          0.03041%

Ingram, Charles B.                                    1             3336          0.06082%

Irmscher, Carol M.                                    1             3336          0.06082%

Ito, Thomas Yakata                                  0.5             1668          0.03041%

Jameson, Jacqueline                               0.333             1111          0.02026%

Jenkins, Stephen L                                    1             3336          0.06082%

Johnson, Russell L. & Mary C.                         1             3336          0.06082%

Jones (Edna M.) Rev. Trust uad 9/24/91                1             3336          0.06082%

Joseph, Allen S.                                      1             3336          0.06082%

Joseph, Gerald                                        1             3336          0.06082%

Kaplansky, Arthur                                     1             3336          0.06082%

Kaufman (Irving & Beatrice) Rev Trust                 1             3336          0.06082%

Keto, Robert E.                                       1             3336          0.06082%

Korshun, Sanford L.                                   1             3336          0.06082%

Kraines, Lawrence M.                                  3            10007          0.18245%

Kraines, Maurice H.                                   8            26686          0.48653%

Kraines, Steven                                       3            10007          0.18245%

                PARTNERS' CONTRIBUTIONS AND PARTNERSHIP INTERESTS

                                            Capital          Partnership       Percentage         Redemption
   Name of Partner                        Contribution          Units           Interest        Exemption Date
--------------------------------------------------------------------------------------------------------------
Kuhlmann, Bruce W.                                    1             3336          0.06082%

Larson, Carol                                         1             3336          0.06082%

Lee, Robert T.                                      0.5             1668          0.03041%

Lee, Winfred Y.                                       1             3336          0.06082%

Leibsohn, The Family Trust                            1             3336          0.06082%

Lesser, Melvin M.                                   1.5             5004          0.09123%

Lesser, Norman B.                                   0.5             1668          0.03041%

Levine (Howard & Irene) Trust                         1             3336          0.06082%

Levy, James A. & Paul G.                              1             3336          0.06082%

Levy, Marie                                         0.5             1668          0.03041%

Lockton, John D. Jr.                                  1             3336          0.06082%

Love, Elizabeth                                       1             3336          0.06082%

Lynch, Francis Frederick                              1             3336          0.06082%

Mankodi, Rashmikant P.                                1             3336          0.06082%

Markstein Trust                                       1             3336          0.06082%

Maruyama, Donald                                    0.5             1668          0.03041%

Maruyama, Harriet H.                                0.5             1668          0.03041%

McCanna, Living Trust                               0.5             1668          0.03041%

McCowan, Robert T.                                    1             3336          0.06082%

McDonald, Allen R.                                  0.5             1668          0.03041%

McGarry, Frank P.                                   0.5             1668          0.03041%

McKee, Susan D.                                     0.5             1668          0.03041%

Monk, Edward H.                                     0.5             1668          0.03041%

Moss, Joel                                          0.5             1668          0.03041%

Naparst, Eugene A.                                  0.5             1668          0.03041%

Oceans Unlimited Partnership                          1             3336          0.06082%

Oliver, Fred L.                                       1             3336          0.06082%

                PARTNERS' CONTRIBUTIONS AND PARTNERSHIP INTERESTS

                                            Capital          Partnership       Percentage         Redemption
   Name of Partner                        Contribution          Units           Interest        Exemption Date
--------------------------------------------------------------------------------------------------------------
O'Meallie, Lawrence P.                                1             3336          0.06082%

Osborn, Robert P.                                   0.5             1668          0.03041%

Otsuka, Charles I.                                    1             3336          0.06082%

Patel, Chupendra & Indira                             1             3336          0.06082%

Penn, Sanford R. Jr.                                  1             3336          0.06082%

Petrohilos, Harry                                                   3336          0.06082%

Phillips, Merlin                                    0.5             1668          0.03041%

Philpot, Donald                                       1             3336          0.06082%

Pine Forrest Irrevocable Trust                                      3336          0.06082%

Quigg, John D. & Tim D.                               1             3336          0.06082%

Quinn, David C.                                     0.5             1668          0.03041%

Robinson, Martha Revocable Asset

Management Trust                                      2             6672          0.12164%

Rockstrom, Donald W.                                0.5             1668          0.03041%

Rosenberg, Seligman                                   1             3336          0.06082%

Roth, Paul W. Sr.                                     2             6672          0.12164%

Russell, Charles M. Jr.                             0.5             1668          0.03041%

Sanders Family Trust                                  1             3336          0.06082%

Sandin (Richard L.) Trust                             1             3336          0.06082%

Sandin, R. Keith                                      1             3336          0.06082%

Silberer, Eunice D.                                   3            10007          0.18245%

Simmons, William M.                                   1             3336          0.06082%

Sindler, Richard A.& Victoria M.                      1             3336          0.06082%

Smith, Edwin E.                                       1             3336          0.06082%

Smith, Sandra                                         5            16679          0.30409%

Specht, Alan                                          1             3336          0.06082%

Spira, Melvin                                         1             3336          0.06082%

St. Martin, M. Edward Jr.                             1             3336          0.06082%

                PARTNERS' CONTRIBUTIONS AND PARTNERSHIP INTERESTS

                                            Capital          Partnership       Percentage         Redemption
   Name of Partner                        Contribution          Units           Interest        Exemption Date
--------------------------------------------------------------------------------------------------------------
Stein, Andrew                                       0.5             1668          0.03041%

Stein, Gail Revocable Trust                         0.5             1668          0.03041%

Stone, Bohdan W.                                    0.5             1668          0.03041%

Storaasli (Iris) Marital Trust...                     1             3336          0.06082%

Stritmatter, Paul L.                                  1             3336          0.06082%

Sullivan, Pamalee Jean                            0.333             1111          0.02026%

Travis, Sonaia                                        1             3336          0.06082%

UBATCO & CO.                                        0.5             1668          0.03041%

Verlin, Murray                                        1             3336          0.06082%

Voute, P. Michael                                     1             3336          0.06082%

Weckerle, Joseph F.                                   1             3336          0.06082%

Weinstock, Michael                                    1             3336          0.06082%

Weinstock, George A.                                  1             3336          0.06082%

Weyand, Fred C.                                       1             3336          0.06082%

Wilcox, Allen                                         1             3336          0.06082%

Williamson, Ronald K.                                 1             3336          0.06082%

Worthington (Frances Fant) Special Trust              1             3336          0.06082%

Wright, Robert R.                                     1             3336          0.06082%

Wu, Yen Bin & Jean Eng                              0.5             1668          0.03041%

Yusim, Milton & Jo Anne                               1             3336          0.06082%

Zahr, Sameer & Muna                                   1             3336          0.06082%

Zaslow, Stanley & Thelma                              1             3336          0.06082%

Roskind, E. Robert                                0.302            22300          0.40657%

Monk, Ellen C.                                   0.1125             1575          0.02872%

Rouse, Richard J.                                 0.121            40296          0.73467%

Whiting, Edward C.                                0.095            53015          0.96656%

Kinnunen, Peter J.                                0.078            35394          0.64530%

                PARTNERS' CONTRIBUTIONS AND PARTNERSHIP INTERESTS

                                            Capital          Partnership       Percentage         Redemption
   Name of Partner                        Contribution          Units           Interest        Exemption Date
--------------------------------------------------------------------------------------------------------------
Dannhauser, James F.                              0.01                33          0.00060%

The LCP Group, L.P.                                               373116          6.80257%

Peterson (Terrell) Trust dtd. 4/5/90                               35214          0.64201%

Roskind, E. Robert 2001 Trust                                      33333          0.60772%

Third Lero Corp.                                                    3404          0.06206%

                  As a result of Lepercq Corporate Income Fund II L.P. (the "Partnership") and Lexington OC LLC ("LOC") having entered into a Contribution Agreement with Scannell Properties #14 LLC, an Indiana limited liability company ("Scannell #14") and Scannell Properties #16 LLC, an Indiana limited liability company ("Scannell #16," collectively with Scannell #14, the "Scannell Entities" or individually a "Scannell Entity") on the date hereof, pursuant to which at the direction of the Partnership, LOC acquired fee title to certain real property commonly known as 191 and 200 Arrowhead Drive in Hebron Business Center in Hebron, Ohio and the building improvements thereon (the "Property") from the Scannell Entities, subject to Seller's Indebtedness (as defined in the Agreement for Purchase and Sale, dated September 20, 2001, between Scannell Entities and Lexington Corporate Properties Trust in respect of the Property (the "Purchase Agreement")), the General Partner pursuant to Section 4.2A and Section 14.1.B(2) of the Partnership Agreement (defined below) has authorized the issuance of Partnership Units to the Scannell Entities. The Scannell Entities shall receive the number of Partnership Units specified in the Schedule. For purposes of applying the terms and conditions of the Partnership Agreement, the Scannell Entities shall be Partners of the Partnership with the rights and obligations of Additional Limited Partners.

                  For purposes of Section 5.1 of the Partnership Agreement, the Scannell Entities shall be entitled to receive cash distributions with respect to each Partnership Unit equal to the cash dividend payable with respect to each share of Lexington Corporate Properties Trust ("LXP") common stock, determined at the time of each quarterly distribution beginning with the distribution payable to shareholders of record from and after the date hereof.

                  For purposes of Sections 6.1A and 6.1B of the Partnership Agreement, allocations of Net Income and Net Loss by the Partnership generally shall be made after giving effect to all allocations of taxable income to the Scannell Entities. Pursuant to the General Partner's authority in Section 14.1.B(2), Partnership taxable income shall be specially allocated to the Scannell Entities in an amount equal to, but not in excess of, all cash distributions to the Scannell Entities; provided, however, that the Scannell Entities shall be allocated taxable income as otherwise required in Exhibit B and C of the Partnership Agreement; provided further, that with respect to Exhibit C2.A.(1)(a) of the Partnership Agreement that in the case of the Property, such items attributable thereto shall be allocated among the Partners using the "traditional method" under Treasury Regulation Section 1.704-3(b)(1).

                  For purposes of Section 8.4 of the Partnership Agreement, on the first anniversary of the Closing Date (as such term is defined in the Purchase Agreement) and on each December 1, March 1, June 1 and September 1 thereafter (each a "Specified Redemption Date"), the Scannell Entities shall have the right (the "Scannell Redemption Right") to require the Partnership to redeem on a Specified Redemption Date the Partnership Units held by the Scannell Entities for the Redemption Amount to be delivered by the Partnership; provided, however, that the Scannell Entities must convert a number of Partnership Units equal to at least the lesser of (i) 1,000 Partnership Units, or (ii) all of the Partnership Units held by such Partner. The Scannell Redemption Right shall be exercised pursuant to a Notice of Redemption (substantially in the form of

Exhibits D-1 through D-3 modified to reflect the Scannell Entities giving notice) delivered to the General Partner and LXP on a Specified Redemption Date by the Scannell Entity who is exercising the redemption right (the "Scannell Redeeming Partner"). The Scannell Redeeming Partner shall have no right, with respect to any Partnership Units so redeemed, to receive any distributions paid after the Specified Redemption Date. The Partnership covenants to cause the registration of any LXP Common Stock issued in connection with a redemption in such a manner as is required so that the shares of LXP Common Stock issued in connection with such redemption are freely transferable. The Assignee of the Scannell Entities may exercise the redemption rights of the Scannell Entities, and the Scannell Entities shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Assignee. In connection with any exercise of such rights by such Assignee on behalf of the Scannell Entities, such Redemption Amount shall be delivered by the Partnership directly to such Assignee and not to the Scannell Entities.

                  The Partnership Units held by the Scannell Entities shall be subject to redemption by the Partnership if otherwise required by the terms of the Partnership Agreement.

                  The Partnership hereby covenants not to dispose of its interest in the Property or repay any of the Seller's Indebtedness with respect to the Property (other than normal periodic payments of principal and other than a refinancing that does not result in a reduction of the Seller's Indebtedness) during the Tax Protection Period without the prior consent of the holders of fifty one (51%) percent of the Partnership Units held by the Scannell Entities, except that the foregoing covenant shall not apply and no such consent shall be required in the event of (a) a foreclosure of the Property and any subsequent sale thereof by any lender or such lender's designee or assignee; (b) sale of the Property by the Partnership after the disaffirmance or rejection of either of (i) the Net Lease Agreement dated October 2, 1998, as amended by First Amendment to Lease Agreement dated as of July 12, 1999, as amended by Second Amendment to Lease Agreement dated as of March 2, 2001, as amended by Third Amendment to Lease Agreement, dated as of October 16, 2001, between Scannell Properties #16, LLC and Owens Corning in respect of the Property or (ii) the Net Lease Agreement dated August 25, 1999, as amended by First Amendment to Net Lease Agreement dated as of March 2, 2001 as amended by Second Amendment to Lease Agreement, dated as of October 16, 2001, between Scannell Properties #14, LLC and Owens Corning in respect of the Property; (c) a sale of the Property by the Partnership if the Partnership determines that such disposition is necessary to ensure its continued qualification as a real estate investment trust, or (d) an exchange of the Property meeting the requirements of Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code") (Items a, b, c, and d above are hereinafter referred to as the "Exempted Transactions"). In any event in which the Partnership determines to dispose of the Property, the Partnership agrees to use its best efforts to structure such a disposition as an exchange that meets the requirements of Section 1031 of the Code.

                  LXP agrees to enter into a Guaranty Agreement with the Partnership on the date the Scannell Entities are admitted to the Partnership, on terms reasonably satisfactory to LXP and the Partnership, pursuant to which LXP shall guaranty the obligations of the Partnership to pay the Redemption Amount on the Specified Redemption Date. The Scannell Redeeming Partner, LXP, the Partnership and the General Partner shall treat the transaction between LXP and the Scannell Redeeming Partner as a sale of the Scannell Redeeming Partner's Partnership Units to LXP or the General Partner, as the case may be, for federal income tax purposes. The Scannell Redeeming Partner agrees to execute such documents as the Partnership may reasonably require in connection with the issuance of REIT shares upon exercise of the Scannell Redemption Right.

                  "Non-Recourse Built-in Gain" shall mean gain recognized by the Scannell Entities under Section 731(a)(1) of the Code as a result of a deemed distribution under Section 752(b) of the Code.

                  "Nonrecourse Debt" means the type of indebtedness which is described in Treasury Regulation Section 1.752-1(a)(2), provided that if under this Supplement such indebtedness of the Partnership is to be guaranteed by the Scannell Entities, then "Nonrecourse Debt" means the type of indebtedness which would be described in Treasury Regulation Section 1.752-1(a)(2) but for any such guarantee(s).

                  "Qualified Debt" means Nonrecourse Debt which also constitutes "qualified nonrecourse financing" within the meaning of Section 465(b)(6) of the Code.

                  "Required Debt Amount" means from time to time, as to the Scannell Entities, the amount of indebtedness of the Partnership which needs to be allocated to the Scannell Entities pursuant to Treasury Regulation Section
1.752 such that the Scannell Entities will not recognize any Non-Recourse Built-in Gain. The Required Debt Amount for the Scannell Entities as of the date of this Supplement is set forth on Exhibit A attached hereto. Such amount (including any modification thereof pursuant to the immediately following sentence) shall automatically change from time to time as a result of the operations, allocations of taxable income and loss, and distributions made by the Partnership. It is understood that the Required Debt Amount set forth on Exhibit A is believed by the Scannell Entities to be the requisite amount as of the date hereof but until tax returns are completed for the Scannell Entities such amounts are not final, and after the date hereof, until April 25, 2002, the Scannell Entities may provide to the Partnership a different, then current Required Debt Amount to reflect any such final determination, and thirty (30) days after receipt thereof by the Partnership, Exhibit A shall be deemed amended to reflect such other amount; provided that in no event shall such amount be five percent (5%) more or less than the Required Debt Amount set forth on Exhibit A.

                  "Tax Protection Period" shall mean the earlier of (i) the span of time commencing on the date hereof and ending on the second (2nd) anniversary thereof, or (ii) the date on which all of the Partnership Units issued to the Scannell Entities have been redeemed, sold or otherwise disposed of in other than a non-taxable disposition.

                  In the event the Partnership (or any entity which obtained the Property directly or indirectly from the Partnership in a fully or partially non-taxable transaction) intends to repay or refinance any indebtedness of the Partnership or any such other entity secured by the Property (or allocated to the Property as contemplated below) or which indebtedness has been guaranteed (in part) by the Scannell Entities (other than normal periodic payments of principal or a refinancing which does not result in a reduction of such indebtedness), the Partnership shall notify the Scannell Entities prior to engaging in any such repayment or refinancing, which notice shall include the Partnership's good faith estimate of the amount of the reduction in the Partnership's liabilities that will be allocated to the Scannell Entities for inclusion in its tax basis pursuant to Section 752 of the Code as a result of such repayment or refinancing. The Partnership shall include in its notice how it intends to provide for compliance with this Section. Any such notice shall be given as soon as reasonably possible before a proposed repayment or refinancing but in any event at least fifteen (15) days prior to any such repayment or refinancing.

                  To the extent the amounts allocated or to be allocated pursuant to Treasury Regulation 1.752-3(a) are not sufficient to result in the Scannell Entities receiving an allocation of Qualified Debt at least equal to the Required Debt Amount, the Partnership shall be obliged to provide the Scannell Entities with the opportunity to make a so-called "bottom-up" guarantee of either (m) new secured Qualified Debt of the Partnership fulfilling the requirements set forth immediately below, (n) new unsecured, unsubordinated Qualified Debt of the Partnership or (o) if no debt of the Partnership under clauses (m) or (n) is either then being incurred or such debt does not meet the other requirements of this paragraph applicable to any such debt, existing secured or unsecured Qualified Debt of the Partnership, but only if the Scannell Entities are provided sufficient evidence of the validity under applicable law of a guarantee thereof made pursuant to this Supplement. In all events under this paragraph, the general partner(s) of the Partnership shall be exculpated under the applicable loan documents and no other partner of the Partnership, or any affiliate of any partner (general or limited), shall be liable for any portion of any indebtedness described in this paragraph to be guaranteed by the Scannell Entities. Any such debt of the Partnership so guaranteed by the Scannell Entities for which the Scannell Entities are allocated a share of the Partnership's indebtedness under Treasury Regulation Section 1.752-2 is herein referred to as "Guaranteed Debt".

                  The requirements for Qualified Debt under subclause (m) of the preceding paragraph above shall be that the principal amount of such Qualified Debt at the time of the making of any proposed guarantee does not exceed a seventy percent (70%) loan to fair market value ratio and has a commercially reasonable debt service coverage ratio, and the portion of such Qualified Debt to be guaranteed by the Scannell Entities pursuant hereto does not exceed the lesser of (1) the bottom sixty percent (60%) of the stated principal amount of the Qualified Debt or (2) the bottom thirty-five percent (35%) of the fair market value of the encumbered property, the bottom portion being the amount such that if the encumbered property were foreclosed upon, the Scannell Entities would not be required to pay or perform under such guarantee unless the proceeds from the foreclosure sale were less than sixty percent (60%) (or such lesser percentage of the stated principal in the event a lower limit is set in the preceding paragraph) of the stated principal amount of the Qualified Debt. If any Guaranteed Debt is unsecured debt of the Partnership, the portion to be guaranteed shall be the bottom twenty-five percent (25%) of the stated principal amount of such unsecured debt.

                  If and to the extent a Scannell Entity redeems, sells or otherwise disposes of all or any Partnership Units (but not including herein a conversion or redemption into other Partnership Units), then the provisions of this Supplement related to the allocation of indebtedness to the Scannell Entities as to any such Partnership Units so redeemed, sold or otherwise disposed of, shall end at the time of such redemption, sale or other disposition.

                  This document may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Scannell Limited Partner Supplement on or as of December 6, 2001.

                                       SCANNELL PROPERTIES #14, LLC

                                       By:
                                           Name:
                                           Title:

                                       SCANNELL PROPERTIES #16, LLC

                                       By:
                                           Name:
                                           Title:

                                       LEPERCQ CORPORATE INCOME
                                       FUND II L.P.
                                       By: Lex GP-1, Inc., General Partner

                                       By:
                                           Name:
                                           Title:

SCANNELL ENTITIES                                   REQUIRED DEBT AMOUNT
------------------                                  --------------------
Scannell Properties #14 LLC                         $       1,382,641.59
Scannell Properties #16 LLC                         $       2,807,181.41

                PARTNERS' CONTRIBUTIONS AND PARTNERSHIP INTERESTS

                                            Capital          Partnership       Percentage         Redemption
   Name of Partner                        Contribution          Units           Interest        Exemption Date
--------------------------------------------------------------------------------------------------------------
SCANNELL LIMITED PARTNERS

Scannell Properties #14 LLC               $       6,305              443          0.00808%

Scannell Properties #16 LLC               $   12,801.07              898          0.01637%